                                                                     EXHIBIT 3.7

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2211809

                        THE COMMONWEALTH OF MASSACHUSETTS
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

We, James P. Regan, President, and David Proctor, Assistant Clerk, of Dynamics Research Corporation, located at 60 Frontage Road, Andover, MA 01810, certify that these Articles of Amendment affecting articles numbered: Article 4, Paragraph 2(c) of the Articles of Organization were duly adopted at a meeting held on April 25, 2000, by vote of: 3,868,700 shares of Common Stock of 7,582,724 shares outstanding, being at least a majority of each type, class or series outstanding and entitled to vote thereon.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill out the following:

The total presently authorized is: NA

Change the total authorized to: NA

Article 4, Paragraph 2(c) shall be amended to read as follows:

        (c) Voting Powesr and Qualifications. Each share of Common Stock shall entitle the holder thereof to one vote on all matters presented to stockholders. The holders of Preferred Stock shall be entitled to vote separately as a class, or in combination with the holders of Common Stock as a single class, to the extent (if any), and in regard to such matters and transactions (if any), as the Board of Directors may fix in establishing any such series or as may be otherwise required by law. Matters and transactions as to which the Board of Directors, in establishing any series, may fix a separate class vote of holders of Preferred Stock or any series thereof may include, without limitation, the election of a specified number or percentage of the directors, changes in this Corporation's authorized capital stock, amendments to this Corporation's Articles of Organization or Bylaws, mergers, a sale of substantially all of the assets of this Corporation, and dissolution of this Corporation. The Board of Directors may fix in establishing any series of Preferred Stock the percentage of votes required to approve any matter or transaction requiring a separate vote of the Preferred Stock or any series thereof. As to matters and transactions as to which the Preferred Stock is entitled to vote in combination with holders of Common Stock as a single class, the Board of Directors, in establishing any such series, may specify that the voting power of each share of such series may be greater or less than the voting power of each share of Common Stock.

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:___________________________.

SIGNED UNDER THE PENALTIES OF PERJURY, this 27th day of September, 2000

                  /s/ James P. Regan                 , President
-----------------------------------------------------

                 /s/ David C. Proctor                , Assistant Clerk
-----------------------------------------------------

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

                                   ----------

             I hereby approve the within Articles of Amendment and, the filing fee in the amount of $100 having been paid, said articles are deemed to have been filed with me this 2nd day of October 2000.

                          Effective date:_________________________


                           /s/ William Francis Galvin
                           --------------------------
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth


                          TO BE FILLD IN BY CORPORATION
                      Photocopy of document to be sent to:

                               Anne Bourdine, Esq.
                                 Ropes and Gray
                             One International Place
                                Boston, MA 02110